Exhibit 99.1

PRESS RELEASE

WHITESTONE REIT NAMES DARYL J. CARTER TO ITS BOARD OF TRUSTEES

FOR IMMEDIATE RELEASE … Houston, TX, January 20, 2009 – Whitestone REIT, a public, non-traded community business center real estate investment trust, today announced that Daryl J. Carter has been appointed to its Board of Trustees, effective February 1st.

Mr. Carter currently serves as Chairman and CEO of Avanath Capital Partners, Irvine, CA, a real estate investment firm focused on urban properties, affordable multifamily, and mortgage investments. He has more than 28 years of senior executive and start-up management experience in commercial real estate and investments.  Previously, he was an Executive Managing Director of Centerline Capital Group New York, a subsidiary of Centerline Holding Co. (NYSE:CHC), formerly CharterMac. As head of the Commercial Real Estate Group, he was responsible for overseeing the Commercial Real Estate Group’s national origination platform, investment strategy and new business development. Carter was also President of American Mortgage Acceptance Corp., a commercial mortgage lender (AMEX:AMC) that was externally managed by Centerline. Carter joined Centerline when it acquired his company, Capri Capital Finance in 2005. He co-founded and built Capri to a diversified real estate firm with $8 billion in real estate equity and debt investments under management.

Prior to his association with Capri Capital Finance, Carter held executive positions with Westinghouse Credit Corp. Irvine, CA, and Continental Bank, Chicago. He holds dual Masters Degrees in Architecture and Management from the Massachusetts Institute of Technology. He received a Bachelor of Science degree in Architecture from the University of Michigan. Mr. Carter is a Trustee of the Urban Land Institute, Executive Committee Member and Secretary of the National Multifamily Housing Assn. and Chairman of the Commercial Board of Governors of the Mortgage Bankers Assn. He serves on the Dean’s Advisory Council of the M.I.T. Sloan School of Management, and has served on public company real estate boards, since 1999, including Paragon Real Estate Equity and Investment Trust, since 2003.

Jim Mastandrea, Chairman and CEO of Whitestone REIT, said, “We are pleased to add to the Whitestone Board a director with Mr. Carter’s national reputation and sophisticated experience in both real estate investing and real estate capital markets. His broad business experience and sound judgment will be a valuable asset to our Company, and will contribute to our achieving our strategic goals and as we work toward listing the Company’s shares when the market window opens.”

About Whitestone REIT
Whitestone REIT specializes in enhancing shareholder value by Creating Business Communities in its Properties – it owns, manages and operates suburban and urban infill commercial properties providing employment centers and retail communities in Houston, Dallas, San Antonio, Texas and Scottsdale, Arizona.  The Company has approximately three million square feet of lease space in 35 properties as of December 31, 2008. Whitestone has approximately 650 tenants offering basic goods and services with lease spaces ranging in size from 500 to 55,000 square feet. Headquartered in Houston, Texas, Whitestone employs 47 people nationally.   For additional information about the Company, go to http://www.whitestonereit.com.

Forward-Looking Statements
Statements included herein that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, which by their nature, involve known and unknown risks and uncertainties.  The Company's actual results, performance or achievements could differ materially from those expressed or implied by these statements.  Reference is made to the Company's regulatory filings with the Securities and Exchange Commission for information or factors that may impact the Company's performance.

Contact Whitestone REIT:
Anne Gregory, Asst. VP Marketing & Investor Relations
713.827.9595  EXT 3013   agregory@whitestonereit.com

Richard Stern, Stern & Company
212.888.0044  richstern@sternco.com

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PRESS RELEASE

WHITESTONE REIT NAMES DANIEL G. DEVOS TO ITS BOARD OF TRUSTEES

FOR IMMEDIATE RELEASE … Houston, TX, January 20, 2009 – Whitestone REIT, a public, non-traded community business center real estate investment trust, today announced that Daniel G. DeVos has been appointed to its Board of Trustees, effective February 1st.

Mr. DeVos is currently President and Chief Executive Officer of DP Fox Ventures, LLC, a diversified management company with interests in real estate, transportation, sports and entertainment. Previously, he was an executive with Amway Corporation, which was co-founded by his father, Richard DeVos.  During his tenure at Amway, he held several positions including Vice President – Pacific and Vice President of Corporate Affairs. He serves on the Board of Directors of Alticor, Inc., the parent company of Amway Corp., and is a member of its Audit Committee.  He also has served on public real estate company boards since 1994, including First Union and Paragon Real Estate Equity and Investment Trust.

DP Fox owns and operates various real estate projects in Michigan and in the Bahamas. In Michigan, DP Fox also owns and operates Fox Motors, a retail automotive group representing 25 brands in 14 locations.

In the sports arena, Mr. DeVos is a director and partner in the Orlando Magic of the National Basketball Association. He is also President and CEO of the Grand Rapids Rampage of the Arena Football League, and the Grand Rapids Griffins of the American Hockey League.

Jim Mastandrea, Chairman and CEO of Whitestone REIT, said, “We are pleased that Mr. DeVos has agreed to join Whitestone’s Board. Dan’s business insight and investing perspective gained from over 15 years in the REIT industry will contribute to Whitestone’s focus on building value for our shareholders.”

About Whitestone REIT
Whitestone REIT specializes in enhancing shareholder value by Creating Business Communities in its Properties – it owns, manages and operates suburban and urban infill commercial properties providing employment centers and retail communities in Houston, Dallas, San Antonio, Texas and Scottsdale, Arizona.  The Company has approximately three million square feet of lease space in 35 properties as of December 31, 2008. Whitestone has approximately 650 tenants offering basic goods and services with lease spaces ranging in size from 500 to 55,000 square feet. Headquartered in Houston, Texas, Whitestone employs 47 people nationally.   For additional information about the Company, go to http://www.whitestonereit.com.

Forward-Looking Statements
Statements included herein that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, which by their nature, involve known and unknown risks and uncertainties.  The Company's actual results, performance or achievements could differ materially from those expressed or implied by these statements.  Reference is made to the Company's regulatory filings with the Securities and Exchange Commission for information or factors that may impact the Company's performance.

Contact Whitestone REIT:
Anne Gregory, Asst. VP Marketing & Investor Relations
713.827.9595  EXT 3013   agregory@whitestonereit.com

Richard Stern, Stern & Company
212.888.0044  richstern@sternco.com

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